Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in:

Registration Statement No. 333-143126 on Form S-8 pertaining to U-Store-It Trust Trustees Deferred Compensation Plan;

Registration Statement No. 333-143125 on Form S-8 pertaining to U-Store-It Trust Executive Deferred Compensation Plan;

Registration Statement No. 333-143124 on Form S-8 pertaining to U-Store-It Trust 2007 Equity Incentive Plan;

Registration Statement No. 333-134684 on Form S-8 pertaining to U-Store-It Mini Warehouse Co. 401(k) Retirement Savings Plan;

Registration Statement No. 333-119987 on Form S-8 pertaining to U-Store-It Trust 2004 Equity Incentive Plan;

Registration Statement No. 333-141710 on Form S-3ASR pertaining to U-Store-It Trust automatic shelf registration;

Registration Statement No. 333-141709 on Form S-3ASR pertaining to U-Store-It Trust automatic shelf registration; and

Registration Statement No. 333-156463 on Form S-3 pertaining to U-Store-It Trust universal shelf registration of our reports dated March 2, 2009,  relating to the consolidated financial statements and financial statement schedule of U-Store-It Trust and subsidiaries, and the effectiveness of U-Store-It Trust and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of U-Store-It Trust and subsidiaries for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania

March 2, 2009